Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2012 Results

Highlights

  GAAP EPS of $0.23 for Fourth Quarter; $0.77 for Full Year 2012
  Return on Average Tangible Equity (ROATE) of 14.01% for Fourth Quarter
  Credit Quality Improvement Continues; Nonaccrual Loans and Leases Decline 17% from September 30, 2012
  Organic Loan Growth of 4.5% for 2012; Commercial Loans Increase 4.8% over September 30, 2012
  Organic Core Deposit Growth of 9.8% for 2012
  Net Interest Margin Increases to 4.06% for Fourth Quarter

LITITZ, Pa.--(BUSINESS WIRE)--January 23, 2013--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the fourth quarter ended December 31, 2012 of $43.2 million, or $0.23 per diluted share, compared to net income of $19.1 million for the fourth quarter of 2011, or $0.12 per diluted share. Net income for the year ended December 31, 2012 was $141.2 million, or $0.77 per diluted share, compared with $54.9 million, or $0.40 per diluted share for the year ended December 31, 2011.

“We established some ambitious goals for 2012,” said William J. Reuter, Chairman and Chief Executive Officer. “These results demonstrate the remarkable success of our teams in achieving our objectives for the year -- integrating the customers, employees and markets we acquired in the Abington and Tower mergers, continuing strong improvement in credit quality, growing loans, deposits and revenues, and improving core profitability and shareholder return.”

Mr. Reuter continued, “We are excited about the opportunity to build on this success in 2013 and beyond as we pursue our mission to help customers achieve their financial goals, deliver a superior return for our shareholders and build the economic strength of our communities.”

Linked Quarter Results (Fourth Quarter 2012 vs. Third Quarter 2012)

  Loans and leases increased $219.1 million, or 1.7%, from September 30, 2012 to $12.9 billion at December 31, 2012, as significant growth in commercial loans and leases was offset by a decrease in real estate construction loans. Growth in lease balances was driven largely by increased auto leasing demand. Growth for the quarter in each major category is as follows:
    Commercial loans increased 4.8%.
    Real estate – construction loans decreased 6.2%.
    Real estate secured – residential loans increased 0.4%.
    Real estate secured – commercial loans increased 0.4%.
    Consumer loans increased 1.5%.
    Leases increased 15.8%.
  Total deposits declined $145.3 million to $12.6 billion as of December 31, 2012, as a 2.1% increase in core deposits was offset by a decrease in time deposits. Growth for the quarter in each major category is as follows:
    Non-interest bearing demand deposits increased 2.3%.
    Interest-bearing demand deposits increased 1.9%.
    Savings deposits increased 2.3%.
    Time deposits decreased 8.0%.
  Net interest margin increased 14 basis points to 4.06% for the fourth quarter of 2012 compared to 3.92% for the third quarter of 2012.
  Non-interest income increased slightly to $43.8 million for the fourth quarter of 2012.
  Non-interest expense for the fourth quarter of 2012 increased to $125.3 million, including pre-tax merger related expenses of $1.1 million and a $409 thousand expense relating to the early redemption of $15.5 million in certain trust preferred securities. An increase in salary and benefit expenses related principally to $4.0 million, pre-tax, in additional bonus accruals triggered by reaching the upper tier of corporate financial performance goals for 2012. Additionally, other expenses include $2.2 million, pre-tax, for settlement of litigation.
  The efficiency ratio for the fourth quarter of 2012 was 60.96%, compared to 58.98% for the third quarter of 2012, in each case calculated after excluding pre-tax merger related expenses and loss on extinguishment of debt. This increase resulted from the additional bonus expense and litigation expense described above.

  Net charge-offs as a percentage of average loans and leases for the quarter ended December 31, 2012 was 0.50% compared to 0.62% for the third quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased 20 basis points from September 30, 2012 to 0.96% at December 31, 2012. The provision for loan and lease losses for the quarter ended December 31, 2012 was $13.0 million, compared to $16.0 million for the quarter ended September 30, 2012. The allowance for loan and lease losses was $184.0 million at December 31, 2012, representing 1.43% of total loans and leases and 188% of nonaccrual loans and leases, compared to $186.9 million at September 30, 2012, representing 1.47% of total loans and leases and 158% of nonaccrual loans and leases.

Fourth Quarter/Full Year Results (2012 vs. 2011)

  Loans and leases increased 23.4% from December 31, 2011 to $12.9 billion at December 31, 2012.
    Growth in loans and leases consisted of:
      $2.0 billion acquired through the acquisition of Tower Bancorp, Inc. (“Tower”) on February 17, 2012; and
      $471.3 million of internally-generated net loan growth, resulting in organic growth in loans and leases of 4.5% for the year ended December 31, 2012.
    Commercial loans increased 21.5%.
    Real estate - construction loans increased 2.2%.
    Real estate secured - residential loans increased 26.6%.
    Real estate secured - commercial loans increased 26.4%.
    Consumer loans increased 16.6%.
    Leases increased 33.2%.
  Total deposits increased 22.2% from December 31, 2011 to $12.6 billion at December 31, 2012.
    Growth in total deposits consisted of:
      $2.1 billion of deposits assumed in the Tower acquisition; and
      $215.2 million in organic deposit growth, resulting in organic deposit growth of 2.1% for the year ended December 31, 2012.
    Excluding $1.3 billion in core deposits assumed in the Tower acquisition, core deposits increased by $675.4 million representing organic core deposit growth of 9.8% for the year ended December 31, 2012.
    Non-interest-bearing demand deposits increased 25.7%.
    Interest-bearing demand deposits increased 31.3%.
    Savings deposits increased 18.8%.
    Time deposits increased 9.7%.
  Net interest margin increased 47 basis points to 4.06% compared to 3.59% for the fourth quarter of 2011, driven primarily by the balance sheet restructuring in the fourth quarter of 2011, redemption of trust preferred securities in the third quarter of 2012 and the benefits of the Tower acquisition. For the year ended December 31, 2012, the net interest margin was 4.01%, compared with 3.60% for the year ended December 31, 2011.

  The efficiency ratio for the fourth quarter of 2012 improved to 60.96% from 66.34% in the fourth quarter of 2011, in each case calculated after excluding pre-tax merger related expenses, bargain purchase gain, and loss on extinguishment of debt. For the year ended December 31, 2012, the efficiency ratio was 60.37%, compared with 66.83% for the year ended December 31, 2011.
  Net charge-offs as a percentage of average loans and leases for the quarter ended December 31, 2012 was 0.50% compared to 0.95% for the fourth quarter of 2011. For the year ended December 31, 2012, net charge-offs represented 0.55% of average loans and leases, compared to 1.16% for the year ended December 31, 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 0.96% at December 31, 2012 compared to 1.88% at December 31, 2011. The allowance for loan and lease losses was $184.0 million at December 31, 2012, representing 1.43% of total loans and leases and 188% of nonaccrual loans and leases, compared to $188.1 million at December 31, 2011, representing 1.80% of total loans and leases and 120% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the fourth quarter ended December 31, 2012 finished at 0.95% and 14.01%, respectively. This compared to results of 0.50% and 6.98% for the same measurements, respectively, for the fourth quarter of 2011.
  Return on average assets and average tangible equity (1) for the year ended December 31, 2012 finished at 0.81% and 12.03%, respectively. This compared to results of 0.38% and 6.01% for the same measurements, respectively, for the year ended December 31, 2011.
  Susquehanna’s capital ratios continue to exceed management’s minimum targets, which are generally maintained at 100 basis points over proposed Basel III minimums, including the conservation buffers. The company’s tangible common ratio(2) and Tier 1 common to risk-weighted assets ratio were 7.94% and 9.94%, respectively, at December 31, 2012.

(1) Return on average tangible equity is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

(2) The tangible common ratio is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

Additional Events

  On December 11, 2012, Susquehanna’s board of directors declared a dividend of $0.07 per common share for the first quarter of 2013, payment of which was accelerated and paid December 31, 2012 to shareholders of record December 21, 2012.
  On December 13, 2012, Susquehanna redeemed $15.5 million of trust preferred securities originally issued by Patriot Bank Corp., with an effective rate of 9.5%.

Susquehanna will broadcast its fourth quarter 2012 results conference call over the Internet on January 24, 2013 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2012 results. The discussion may also include forward-looking information and financial targets. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of more than $18 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 261 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Twelve Months YTD
	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Balance Sheet (EOP)
Investments	$2,730,335	$2,908,404	$2,866,119	$2,756,836	$2,423,107	$2,730,335	$2,423,107
Loans and leases	12,894,741	12,675,607	12,585,912	12,521,669	10,447,930	12,894,741	10,447,930
Allowance for loan and lease losses	184,020	186,897	190,628	194,730	188,100	184,020	188,100
Total assets	18,037,667	18,106,730	18,040,009	17,807,026	14,974,789	18,037,667	14,974,789
Deposits	12,580,046	12,725,379	12,690,524	12,563,541	10,290,472	12,580,046	10,290,472
Other short-term borrowings	817,577	762,257	648,675	723,758	613,306	817,577	613,306
Federal Home Loan Bank borrowings	1,199,062	1,110,884	1,015,724	970,673	971,020	1,199,062	971,020
Other long-term debt	513,401	639,753	678,282	692,059	656,726	513,401	656,726
Shareholders' equity	2,595,909	2,584,682	2,544,730	2,512,584	2,189,628	2,595,909	2,189,628

Average Balance Sheet
Investments	$2,764,886	$2,811,730	$2,704,232	$2,547,408	$2,645,227	$2,707,508	$2,529,462
Loans and leases	12,725,886	12,612,477	12,527,713	11,411,592	10,358,071	12,321,328	9,803,863
Total earning assets	15,604,029	15,537,037	15,332,806	14,065,583	13,128,969	15,137,244	12,431,749
Total assets	18,018,889	18,021,108	17,799,678	16,274,773	15,274,808	17,531,297	14,362,778
Deposits	12,602,430	12,588,697	12,471,296	11,354,537	10,300,061	12,256,107	9,595,126
Other short-term borrowings	810,517	748,841	726,309	642,128	588,657	732,209	658,477
Federal Home Loan Bank borrowings	1,166,765	1,072,555	1,082,293	985,294	1,163,229	1,076,962	1,123,801
Other long-term debt	560,906	727,382	686,492	673,722	666,277	662,027	684,065
Shareholders' equity	2,597,254	2,562,092	2,537,250	2,348,326	2,217,036	2,511,604	2,055,717

Income Statement
Net interest income	$155,304	$149,142	$152,670	$134,123	$115,201	$591,238	$433,150
Provision for loan and lease losses	13,000	16,000	16,000	19,000	22,000	64,000	110,000
Noninterest income	43,772	43,661	39,811	39,515	71,347	166,759	182,668
Noninterest expense	125,277	122,910	121,475	120,355	162,395	490,017	460,180
Income before taxes	60,799	53,893	55,006	34,283	2,153	203,980	45,638
Provision for income taxes	17,625	17,161	17,213	10,810	(16,976)	62,808	(9,267)
Net income	43,174	36,732	37,793	23,473	19,129	141,172	54,905
Basic earnings per common share	0.23	0.20	0.20	0.14	0.12	0.77	0.40
Diluted earnings per common share	0.23	0.20	0.20	0.14	0.12	0.77	0.40
Cash dividends paid per common share	0.14	0.06	0.05	0.03	0.03	0.28	0.08

Asset Quality
Net charge-offs (NCOs)	$15,877	$19,731	$20,102	$12,370	$24,860	$68,080	$113,734

Nonaccrual loans and leases	$97,767	$118,448	$127,250	$133,489	$156,478	$97,767	$156,478
Foreclosed real estate	26,245	28,641	31,302	36,456	41,050	26,245	41,050
Total nonperforming assets (NPAs)	$124,012	$147,089	$158,552	$169,945	$197,528	$124,012	$197,528

Restructured loans	$67,775	$56,823	$66,777	$72,081	$72,852	$67,775	$72,852
Loans and leases 90 days past due	8,209	8,451	11,203	9,758	10,077	8,209	10,077

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Twelve Months YTD
	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011

Credit Quality
NCOs / Average loans and leases	0.50%	0.62%	0.65%	0.44%	0.95%	0.55%	1.16%
NPAs / Loans and leases + foreclosed real estate	0.96%	1.16%	1.26%	1.35%	1.88%	0.96%	1.88%
ALLL / Nonaccrual loans and leases	188.22%	157.79%	149.81%	145.88%	120.21%	188.22%	120.21%
ALLL / Total loans and leases	1.43%	1.47%	1.51%	1.56%	1.80%	1.43%	1.80%

Profitability
Return on average assets	0.95%	0.81%	0.85%	0.58%	0.50%	0.81%	0.38%
Return on average equity	6.61%	5.70%	5.99%	4.02%	3.42%	5.62%	2.67%
Return on average tangible equity (1)	14.01%	12.41%	13.23%	8.36%	6.98%	12.03%	6.01%
Net interest margin	4.06%	3.92%	4.10%	3.94%	3.59%	4.01%	3.60%
Efficiency ratio (1)	60.96%	58.98%	60.21%	61.39%	66.34%	60.37%	66.83%

Per Share Data (EOP)
Closing share price	$10.48	$10.45	$10.28	$9.88	$8.38	$10.48	$8.38
Stated book value per common share	13.92	13.86	13.67	13.48	13.96	13.92	13.96
Tangible book value per common share (1)	6.88	6.82	6.59	6.36	7.28	6.88	7.28
Price/Book Value	75.31%	75.39%	75.20%	73.29%	60.03%	75.31%	60.03%
Price/Tangible Book Value	152.33%	153.23%	155.99%	155.35%	115.11%	152.33%	115.11%
Number of outstanding shares ('000)	186,554	186,465	186,221	187,856	156,867	186,554	156,867

Capital Ratios
Tangible common ratio (1)	7.94%	7.84%	7.61%	7.52%	8.50%	7.94%	8.50%
Tier 1 common ratio	9.94%	10.07%	9.97%	9.83%	10.76%	9.94%	10.76%
Leverage ratio	8.98%	8.97%	9.95%	10.79%	10.73%	8.98%	10.73%
Tier 1 capital ratio	11.08%	11.37%	12.63%	12.54%	13.65%	11.08%	13.65%
Total risk-based capital ratio	12.63%	13.14%	14.38%	14.30%	15.41%	12.63%	15.41%

(1)	Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011

Assets
Cash and due from banks	$277,042	$380,100	$412,282	$350,793	$276,384
Unrestricted short-term investments	39,550	24,826	31,239	27,067	55,761
Cash and cash equivalents	316,592	404,926	443,521	377,860	332,145
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	4,423	3,679	5,485	4,932	5,015
Restricted short-term investments	75,203	76,103	67,650	60,600	60,910
Securities available for sale	2,577,901	2,763,477	2,719,186	2,620,245	2,295,034
Restricted investment in bank stocks	152,434	144,927	146,933	136,591	128,073
Loans and leases, net of deferred costs and fees	12,728,082	12,503,737	12,409,181	12,337,688	10,257,161
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	166,659	171,870	176,731	183,981	190,769
Less: Allowance for loan and lease losses	184,020	186,897	190,628	194,730	188,100
Net loans and leases	12,710,721	12,488,710	12,395,284	12,326,939	10,259,830
Premises and equipment, net	188,983	190,793	193,404	196,011	168,382
Other real estate and foreclosed assets	31,017	33,735	37,220	40,748	41,716
Accrued interest receivable	40,304	44,681	41,274	43,928	36,820
Bank-owned life insurance	450,270	448,866	449,023	447,686	405,296
Goodwill	1,270,359	1,268,761	1,269,205	1,264,892	1,018,031
Intangible assets with finite lives	41,332	44,549	47,831	53,662	29,081
Deferred income tax assets	4,685	30,682	47,914	35,776	6,344
Other assets	173,443	162,841	176,079	197,156	188,112
Total assets	$18,037,667	$18,106,730	$18,040,009	$17,807,026	$14,974,789
Liabilities and Shareholders' Equity
Deposits	$12,580,046	$12,725,379	$12,690,524	$12,563,541	$10,290,472
Federal Home Loan Bank short-term borrowings	1,098,000	1,000,000	900,000	850,000	900,000
Other short-term borrowings	817,577	762,257	648,675	723,758	613,306
Federal Home Loan Bank long-term borrowings	101,062	110,884	115,724	120,673	71,020
Other long-term debt	251,021	349,984	200,298	200,611	176,030
Junior subordinated debentures	154,927	171,370	346,393	346,395	323,317
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	107,453	118,399	131,591	145,053	157,379
Accrued interest, taxes, and expenses payable	81,808	72,060	83,102	69,787	50,670
Deferred income tax liabilities	14,475	0	0	0	25,827
Other liabilities	235,389	211,715	378,972	274,624	177,140
Total liabilities	15,441,758	15,522,048	15,495,279	15,294,442	12,785,161
Shareholders' equity:
Common stock	373,623	373,352	372,848	376,117	314,136
Treasury stock	(1,850)	(1,368)	(1,282)	(1,278)	(1,263)
Additional paid-in capital	1,645,958	1,645,692	1,643,474	1,638,562	1,397,152
Retained earnings	615,436	598,371	572,818	544,476	525,657
Accumulated other comprehensive loss	(37,258)	(31,365)	(43,128)	(45,293)	(46,054)
Total shareholders' equity	2,595,909	2,584,682	2,544,730	2,512,584	2,189,628
Total liabilities and shareholders' equity	$18,037,667	$18,106,730	$18,040,009	$17,807,026	$14,974,789

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Commercial, financial, and agricultural	$2,273,611	$2,168,708	$2,101,561	$2,088,948	$1,871,027
Real estate - construction	847,781	904,285	936,996	993,819	829,221
Real estate secured - residential	4,065,818	4,047,761	3,970,115	3,945,565	3,212,562
Real estate secured - commercial	3,964,608	3,947,447	4,034,109	4,022,788	3,136,887
Consumer	842,552	829,760	805,490	775,913	722,329
Leases	900,371	777,646	737,641	694,636	675,904
Total loans and leases	$12,894,741	$12,675,607	$12,585,912	$12,521,669	$10,447,930

	Deposits
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Demand	$1,973,664	$1,929,529	$1,940,990	$1,947,525	$1,569,811
Interest-bearing demand	5,829,147	5,717,663	5,423,198	5,496,237	4,439,488
Savings	1,032,293	1,009,110	1,007,157	1,008,042	868,709
Core deposits	8,835,104	8,656,302	8,371,345	8,451,804	6,878,008
Time less than $100	2,262,262	2,341,623	2,441,902	2,527,383	2,157,282
Time of $100 or more	1,482,680	1,727,454	1,877,277	1,584,354	1,255,182
Total deposits	$12,580,046	$12,725,379	$12,690,524	$12,563,541	$10,290,472

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Commercial, financial, and agricultural	$10,464	$10,572	$16,076	$20,616	$14,385
Real estate - construction	14,817	22,534	25,985	30,644	37,727
Real estate secured - residential	28,440	30,740	31,723	33,137	41,922
Real estate secured - commercial	42,621	52,390	52,296	47,423	61,497
Consumer	43	211	263	505	0
Leases	1,382	2,001	907	1,164	947
Total nonaccrual loans and leases	$97,767	$118,448	$127,250	$133,489	$156,478

	Restructured Loans
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Commercial, financial, and agricultural	$8,744	$7,254	$9,130	$9,547	$12,181
Real estate - construction	940	943	3,979	3,980	3,902
Real estate secured - residential	23,224	20,828	16,494	15,167	17,634
Real estate secured - commercial	33,589	27,192	36,671	42,883	38,565
Consumer	1,278	606	503	504	570
Total restructured loans	$67,775	$56,823	$66,777	$72,081	$72,852

	Net Charge-offs (Recoveries)
	4Q 2012	3Q 2012	2Q 2012	1Q 2012	4Q 2011
Commercial, financial, and agricultural	$233	$3,757	$7,145	$2,108	$1,557
Real estate - construction	3,311	2,909	4,987	2,830	8,484
Real estate secured - residential	3,738	2,470	2,553	3,652	2,641
Real estate secured - commercial	6,704	9,439	4,485	2,271	10,897
Consumer	707	448	53	928	503
Leases	1,184	708	879	581	778
Total net charge-offs	$15,877	$19,731	$20,102	$12,370	$24,860

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2012	2012	2012	2012	2011	2012	2011

Net interest income	$155,304	$149,142	$152,670	$134,123	$115,201	$591,238	$433,150
Provision for loan and lease losses	13,000	16,000	16,000	19,000	22,000	64,000	110,000
Net interest income, after provision for loan and lease losses	142,304	133,142	136,670	115,123	93,201	527,238	323,150
Noninterest Income:
Service charges on deposit accounts	9,158	9,013	8,583	7,674	7,689	34,428	31,728
Vehicle origination and servicing fees	3,746	2,470	2,226	1,924	1,984	10,366	7,862
Asset management fees	7,340	7,366	7,359	7,073	6,821	29,138	28,153
Income from fiduciary-related activities	2,619	2,485	2,539	2,622	1,827	10,266	7,333
Commissions on brokerage, life insurance and annuity sales	1,923	2,072	2,399	1,907	1,697	8,301	8,202
Commissions on property and casualty insurance sales	3,749	3,158	3,930	5,058	3,638	15,894	14,047
Other commissions and fees	6,680	5,387	4,800	4,643	4,147	21,510	23,728
Income from bank-owned life insurance	1,603	1,726	1,631	1,472	1,539	6,471	4,931
Net gain on sale of loans and leases	6,160	5,938	4,396	3,750	3,324	20,244	12,747
Net realized gain on acquisition	0	0	0	0	39,143	0	39,143
Net realized gain (loss) on sales of securities	(103)	31	1,361	385	(706)	1,674	3,878
Total other-than-temporary impairment, net of recoveries	749	136	4,676	(2,706)	(1,132)	2,855	(6,392)
Portion of recognized in other comprehensive income (before taxes)	(846)	(136)	(4,676)	2,562	828	(3,096)	3,028
Net impairment losses recognized in earnings	(97)	0	0	(144)	(304)	(241)	(3,364)
Other	994	4,015	587	3,151	548	8,708	4,280
Total noninterest income	43,772	43,661	39,811	39,515	71,347	166,759	182,668
Noninterest Expenses:
Salaries and employee benefits	66,865	62,236	64,524	57,958	51,515	251,583	209,235
Occupancy	11,345	11,350	11,725	10,810	9,948	45,231	37,446
Furniture and equipment	3,976	3,823	4,309	3,617	3,148	15,725	12,596
Advertising and marketing	3,029	2,947	3,287	3,054	2,846	12,317	11,470
FDIC insurance	5,264	5,275	4,769	5,178	4,219	20,486	16,602
Legal fees	2,178	2,012	1,907	2,053	2,542	8,150	9,302
Amortization of intangible assets	3,272	3,337	3,402	2,753	2,290	12,525	8,705
Vehicle lease disposal	1,361	1,401	1,745	1,836	2,851	6,342	10,584
Merger related	1,054	1,500	3,318	11,479	12,211	17,351	14,991
Loss on extinguishment of debt	409	5,451	0	0	50,020	5,860	50,020
Other	26,524	23,578	22,489	21,617	20,805	94,447	79,229
Total noninterest expenses	125,277	122,910	121,475	120,355	162,395	490,017	460,180
Income before income taxes	60,799	53,893	55,006	34,283	2,153	203,980	45,638
Provision (benefit) for income taxes	17,625	17,161	17,213	10,810	(16,976)	62,808	(9,267)
Net Income	$43,174	$36,732	$37,793	$23,473	$19,129	$141,172	$54,905

Earnings per common share:
Basic	$0.23	$0.20	$0.20	$0.14	$0.12	$0.77	$0.40
Diluted	$0.23	$0.20	$0.20	$0.14	$0.12	$0.77	$0.40
Cash dividends per common share	$0.14	$0.06	$0.05	$0.03	$0.03	$0.28	$0.08
Average common shares outstanding:
Basic	186,353	186,214	187,616	171,326	156,492	182,896	136,509
Diluted	186,990	187,004	188,301	171,973	156,802	183,578	136,876

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(Dollars in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011			December 31, 2012			December 31, 2011
	Average			Average			Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$113,257	$43	0.15	$112,830	$36	0.13	$125,671	$28	0.09	$108,408	$143	0.13	$98,424	$108	0.11
Investment securities:
Taxable	2,362,815	12,383	2.08	2,421,414	13,434	2.21	2,253,121	14,133	2.49	2,320,582	53,659	2.31	2,129,908	61,845	2.90
Tax-exempt	402,071	5,591	5.53	390,316	5,568	5.68	392,106	5,980	6.05	386,926	22,518	5.82	399,554	24,355	6.10
Total investment securities	2,764,886	17,974	2.59	2,811,730	19,002	2.69	2,645,227	20,113	3.02	2,707,508	76,177	2.81	2,529,462	86,200	3.41
Loans and leases, (net):
Taxable	12,295,737	159,862	5.17	12,222,031	160,532	5.23	10,027,865	131,993	5.22	11,934,701	628,426	5.27	9,492,521	505,607	5.33
Tax-exempt	430,149	5,914	5.47	390,446	5,305	5.41	330,206	4,246	5.10	386,627	21,175	5.48	311,342	17,503	5.62
Total loans and leases	12,725,886	165,776	5.18	12,612,477	165,837	5.23	10,358,071	136,239	5.22	12,321,328	649,601	5.27	9,803,863	523,110	5.34

Total interest-earning assets	15,604,029	183,793	4.69	15,537,037	184,875	4.73	13,128,969	156,380	4.73	15,137,244	725,921	4.80	12,431,749	609,418	4.90
Allowance for loan and lease losses	(186,695)			(189,406)			(192,794)			(189,368)			(194,746)
Other non-earning assets	2,601,555			2,673,477			2,338,633			2,583,421			2,125,775

Total assets	$18,018,889			$18,021,108			$15,274,808			$17,531,297			$14,362,778

Liabilities
Deposits:
Interest-bearing demand	$5,802,600	4,777	0.33	$5,537,196	4,817	0.35	$4,393,811	5,482	0.49	$5,453,701	20,603	0.38	$3,884,182	21,323	0.55
Savings	1,018,704	273	0.11	1,002,981	274	0.11	875,522	293	0.13	989,123	1,208	0.12	815,066	1,161	0.14
Time	3,834,971	11,649	1.21	4,110,685	12,085	1.17	3,502,751	11,409	1.29	3,939,528	47,168	1.20	3,482,801	54,294	1.56
Other short-term borrowings	810,517	2,205	1.08	748,841	2,206	1.17	588,657	2,179	1.47	732,209	8,711	1.19	658,477	8,133	1.24
FHLB borrowings	1,166,765	3,753	1.28	1,072,555	3,553	1.32	1,163,229	9,836	3.35	1,076,962	13,723	1.27	1,123,801	42,024	3.74
Long-term debt	560,906	1,804	1.28	727,382	8,992	4.92	666,277	8,401	5.00	662,027	27,979	4.23	684,065	34,683	5.07

Total interest-bearing liabilities	13,194,463	24,461	0.74	13,199,640	31,927	0.96	11,190,247	37,600	1.33	12,853,550	119,392	0.93	10,648,392	161,618	1.52
Demand deposits	1,946,155			1,937,835			1,527,977			1,873,755			1,413,077
Other liabilities	281,017			321,541			339,548			292,388			245,592

Total liabilities	15,421,635			15,459,016			13,057,772			15,019,693			12,307,061

Equity	2,597,254			2,562,092			2,217,036			2,511,604			2,055,717

Total liabilities & shareholders' equity	$18,018,889			$18,021,108			$15,274,808			$17,531,297			$14,362,778

Net interest income / yield on average earning assets		$159,332	4.06		$152,948	3.92		$118,780	3.59		$606,529	4.01		$447,800	3.60
Taxable equivalent adjustment		(4,028)			(3,806)			(3,579)			(15,291)			(14,650)
Net interest income - as reported		$155,304			$149,142			$115,201			$591,238			$433,150

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)						Twelve Months Ended
	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Efficiency Ratio
Other expense	$125,277	$122,910	$121,475	$120,355	$162,395	$490,017	$460,180
Less: Merger related expenses	(1,054)	(1,500)	(3,318)	(11,479)	(12,211)	(17,351)	(14,991)
Loss on extinguishment of debt	(409)	(5,451)	0	0	(50,020)	(5,860)	(50,020)
Noninterest operating expense (numerator)	$123,814	$115,959	$118,157	$108,876	$100,164	$466,806	$395,169

Taxable-equivalent net interest income	$159,332	$152,948	156,416	137,837	118,780	606,529	447,800
Other income	43,772	43,661	39,811	39,515	71,347	166,759	182,668
Less: Net realized gain on acquisition	0	0	0	0	(39,143)	0	(39,143)
Denominator	$203,104	$196,609	$196,227	$177,352	$150,984	$773,288	$591,325
Efficiency ratio	60.96%	58.98%	60.21%	61.39%	66.34%	60.37%	66.83%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,595,909	$2,584,682	$2,544,730	$2,512,584	$2,189,628	$2,595,909	$2,189,628
Goodwill and other intangible assets (1)	(1,263,563)	(1,263,361)	(1,267,630)	(1,268,582)	(1,006,412)	(1,263,563)	(1,006,412)
Tangible common equity (numerator)	$1,332,346	$1,321,321	$1,277,100	$1,244,002	$1,183,216	$1,332,346	$1,183,216

Assets	$18,037,667	$18,106,730	$18,040,009	$17,807,026	$14,974,789	$18,037,667	$14,974,789
Goodwill and other intangible assets (1)	(1,263,563)	(1,263,361)	(1,267,630)	(1,268,582)	(1,047,112)	(1,263,563)	(1,047,112)
Tangible assets (denominator)	$16,774,104	$16,843,369	$16,772,379	$16,538,444	$13,927,677	$16,774,104	$13,927,677
Tangible common ratio	7.94%	7.84%	7.61%	7.52%	8.50%	7.94%	8.50%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
						Twelve Months Ended
Return on Average Tangible Equity	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Income statement data
Net income	$43,174	$36,732	$37,793	$23,473	$19,129	$141,172	$54,905
Amortization of intangibles, net of taxes at 35%	2,127	2,169	2,211	1,789	1,489	8,141	5,658
Net tangible income (numerator)	$45,301	$38,901	$40,004	$25,262	$20,618	$149,313	$60,563

Average balance sheet data
Shareholders' equity	$2,597,254	$2,562,092	$2,537,250	$2,348,326	$2,217,036	$2,511,604	$2,055,717
Goodwill and other intangible assets	(1,311,192)	(1,315,071)	(1,320,658)	(1,132,344)	(1,045,580)	(1,270,053)	(1,048,014)
Tangible common equity (denominator)	$1,286,062	$1,247,021	$1,216,592	$1,215,982	$1,171,456	$1,241,551	$1,007,703

Return on equity (GAAP basis)	6.61%	5.70%	5.99%	4.02%	3.42%	5.62%	2.67%
Effect of goodwill and other intangibles	7.40%	6.71%	7.24%	4.34%	3.56%	6.41%	3.34%
Return on average tangible equity	14.01%	12.41%	13.23%	8.36%	6.98%	12.03%	6.01%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,595,909	$2,584,682	$2,544,730	$2,512,584	$2,189,628	$2,595,909	$2,189,628
Goodwill and other intangible assets	(1,311,691)	(1,313,310)	(1,317,036)	(1,318,554)	(1,047,112)	(1,311,691)	(1,047,112)
Tangible common equity (numerator)	$1,284,218	$1,271,372	$1,227,694	$1,194,030	$1,142,516	$1,284,218	$1,142,516

Common shares outstanding (denominator)	186,554	186,465	186,221	187,856	156,867	186,554	156,867

Tangible book value per common share	$6.88	$6.82	$6.59	$6.36	$7.28	$6.88	$7.28

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS:
Carl D. Lundblad, Senior Vice President
717-625-6305
or
MEDIA RELATIONS:
Stephen Trapnell, Director of Corporate Communications
717-625-6548